Exhibit 99.2

News Release

Sinclair Enters Into Agreement with Creditors on Liquidity Enhancing Transaction

BALTIMORE (January 14, 2025) - Sinclair, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today announced that Sinclair Television Group, Inc. (“STG”) and certain affiliated entities have entered into a Transaction Support Agreement (including the attached term sheet and other attachments thereto, the “TSA”) with certain of STG’s secured creditors (the “Consenting Creditors”), including lenders holding term loans (the “Existing Term Loan Facility”) under STG’s existing credit facilities (the “Existing Credit Facilities”) governed by STG’s existing bank credit agreement (the “Existing Credit Agreement”) and various holders of STG’s outstanding 4.125% Senior Secured Notes due 2030 (the “Existing Secured Notes”), on the principal terms of new money financings and a debt recapitalization (the “Transactions”) to strengthen the Company’s balance sheet and better position it for long-term growth.

“The transactions, as contemplated in the TSA, demonstrate the strong support of our creditors in positioning the Company for long-term success by enhancing its financial liquidity and flexibility” said Chris Ripley, Sinclair’s President and Chief Executive Officer. “The refinancings are expected to push our closest meaningful maturity to December 2029 and extend all of our maturities to a weighted average of 6.6 years, while materially reducing our first lien net leverage and improving our financial optionality, allowing us to continue to be opportunistic in the marketplace to deleverage over time while driving enhanced returns for all of the company’s stakeholders.”

The lenders of the Existing Term Loan Facility party to the TSA represent approximately 80% of the aggregate principal amount of STG’s outstanding loans under its Existing Credit Facilities, and the holders of Existing Secured Notes party to the TSA represent approximately 75% of the aggregate principal amount of the Existing Secured Notes, which, in each case, is in excess of the consent thresholds necessary to permit the Transactions. By executing the TSA, the lenders and noteholders party thereto agreed to, among other things, (i) with respect to certain backstop lenders, provide a backstopped First-Out Term Loan Facility (as defined below); (ii) use commercially reasonable efforts to support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate the consummation of the Transactions, and (iii) negotiate in good faith the applicable definitive documents consistent with the terms of the TSA.

The Transactions, once finalized, will provide for the following, including the amendment of certain existing debt documents to permit the following:

•

First-Out First Lien Credit Facilities. STG will use commercially reasonable efforts to enter into an up to $650.0 million aggregate principal amount first-out first lien revolving credit facility, including a letter of credit sub-facility and a swing-line sub-facility (the “First-Out Revolving Credit Facility”). STG will use commercially reasonable efforts to ensure that the First-Out Revolving Credit Facility will be offered to all eligible holders of revolving loans and commitments outstanding under the Existing Credit Agreement (the “Existing Revolving Credit Facility”). Obligations under the Existing Revolving Credit Facility held by non-consenting holders that do not participate in or consent to the exchange into obligations under the First-Out Revolving Credit Facility will be ranked as third lien obligations under an amended credit agreement (the “Amended Credit Agreement”), which will amend the Existing Credit Agreement to eliminate substantially all covenants, events of default and related definitions contained therein. In the event that the net cash proceeds of any Other First-Out First Lien Debt (as defined below) STG anticipates borrowing (if any) on or prior to the closing date of the Transactions are not sufficient to repay in full all of the outstanding $1,175 million of aggregate principal amount of outstanding term loans B-2 under the Existing Credit Agreement, certain parties to the Transaction Support Agreement have made available, and STG may elect to borrow, in lieu of such Other First-Out First Lien Debt, $1,175 million aggregate principal amount of backstop first-out first lien term loans, which amount shall, at STG’s option, be increased (solely by including such increase as additional principal) to fund any backstop fees and original issue discount (together with any new term loans B-5 (as described below), the “First-Out Term Loan Facility”), the proceeds of which shall be used to repay the outstanding term loans B-2 under the Existing Credit Agreement. The First-Out Revolving Credit Facility and First-Out Term Loan Facility will be documented under a new credit agreement (the “New Credit Agreement”).

In addition, on or after the closing date of the Transactions, STG may incur other debt on a pari passu basis (as to payment and lien priority, including as to the application of proceeds with respect to, and distributions made on account of, collateral) with the First-Out Term Loan Facility and the First-Out Revolving Credit Facility, whether in the form of bonds, notes, loans or other debt instruments, and that has substantially the same collateral securing such debt as the First-Out Term Loan Facility and the First-Out Revolving Credit Facility (in each case after giving effect to any applicable transactions to merge any finance or “escrow” subsidiary which initially may issue such debt into STG or any guarantor(s)) (the “Other First-Out First Lien Debt”).

•

Term Loan Exchanges. Holders of the approximately $714 million and $731 million aggregate principal amount of outstanding term loans B-3 and B-4, respectively, under the Existing Credit Agreement will be afforded the opportunity to refinance and/or exchange such term loans into second-out first lien term loans under the New Credit Agreement (the “Second-Out Term Loan Facility”), consisting of (x) approximately $714 million aggregate principal amount term loans B-6 maturing December 31, 2029 offered to holders of the outstanding term loans B-3 and (y) approximately $731 million aggregate principal amount term loans B-7 maturing December 31, 2030 offered to holders of the outstanding term loans B-4. Term loans B-3 and B-4 held by non-consenting holders that do not participate in or consent to the exchange into Second-Out Term Loan Facility will be ranked as third lien obligations under the Amended Credit

Agreement, which will amend the Existing Credit Agreement to eliminate substantially all covenants, events of default and related definitions contained therein. In the event that the net cash proceeds from the incurrence of any Other First-Out First Lien Debt or borrowings under the First-Out Term Loan Facility STG elects to borrow (if any) are not sufficient to repay in full all of the outstanding $1,175 million of aggregate principal amount of outstanding term loans B-2 under the Existing Credit Agreement, holders thereof will be afforded the opportunity to exchange such term loans into first-out first lien term loans B-5 on a dollar-for-dollar basis on the same terms and conditions as the First-Out First Lien Term Loan Facility, other than in respect of pricing and maturity, which pricing and maturity of the new term loans B-5 will remain the same as under the existing term loans B-2.

•

Exchange Offer. STG will undertake an offering to all eligible holders of the Existing Secured Notes to exchange up to approximately $246 million aggregate principal amount of Existing Secured Notes for up to approximately $246 million aggregate principal amount of STG’s 4.375% Senior Second-Out Secured Notes due 2032 (the “Exchange Second-Out Notes”) (the “Exchange Offer”). Certain holders of Existing Secured Notes party to the Transaction Support Agreement will not participate in the Exchange Offer and instead will participate in the transactions described under “Private Exchange Offers” or “Private Debt Repurchase” below, as applicable. Non-tendering holders of Existing Secured Notes will continue to hold Existing Secured Notes under the indenture related thereto, subject to amendments to release all collateral securing such Existing Secured Notes and eliminate substantially all covenants, events of default and related definitions. As amended, such Existing Secured Notes will become unsecured obligations of STG. Prior to the commencement of the Exchange Offer or in connection therewith, it is expected that the holders of Existing Secured Notes party to the Transaction Support Agreement, who represent an aggregate principal amount of the Existing Secured Notes necessary to consent to the indenture amendments described above, shall have delivered such consents. The Exchange Offer may be commenced subsequent to the closing of the other Transactions, in which event, as a condition to the consummation of the other Transactions, the holders of Existing Secured Notes party to the Transaction Support Agreement, who represent an aggregate principal amount of the Existing Secured Notes necessary to consent to the indenture amendments described above, shall have delivered such consents and such Existing Secured Notes shall have become unsecured obligations of STG.

•

Private Debt Repurchase. Unless STG elects to effect the AHG Notes Exchange (as defined below), STG will purchase or redeem for cash up to $59.3 million aggregate principal amount of Existing Secured Notes at 84% of the principal amount thereof (the “AHG Existing Secured Notes Purchase”) and up to $104.2 million aggregate principal amount of 5.125% Senior Unsecured Notes at 97% of the principal amount thereof (the “AHG 5.125% Senior Unsecured Notes Purchase,” and together with the AHG Existing Secured Notes Purchase, the “AHG Notes Repurchase”), each together with any accrued and unpaid interest, held by certain parties to the Transaction Support Agreement.

•

Private Exchange Offers. STG will issue to certain holders of the Existing Secured Notes party to the Transaction Support Agreement approximately $432 million aggregate principal amount of STG’s 9.75% Senior Secured Second Lien Notes due 2033 (the “New Second Lien Notes”) in exchange for approximately $432 million aggregate principal amount of Existing Secured Notes, with accrued and unpaid interest on the exchanged amount of Existing Secured Notes being paid in cash on the date of exchange. In addition, at STG’s election, in lieu of consummating the AHG Notes Repurchase, STG may issue to certain parties to the Transaction Support Agreement (the selection of the following clauses (a) and (b) at the election of each such party) (a) additional term loans B-5 in exchange for such holder’s Existing Secured Notes at an exchange price of 84% of the aggregate principal amount thereof and/or for such holder’s STG’s 5.125% Senior Unsecured Notes due 2027 (the “5.125% Senior Unsecured Notes”) at an exchange price of 97% of the aggregate principal amount thereof or (b) 4.125% First-Out First Lien Notes due 2030 (the “AHG 4.125% First-Out Notes”) in exchange for such holder’s Existing Secured Notes and/or 5.125% First-Out First Lien Notes due 2027 (the “AHG 5.125% First-Out Notes,” and together with the AHG 4.125% First-Out Notes, the “AHG First-Out Notes”) in exchange for such holder’s 5.125% Senior Unsecured Notes, each on a dollar for dollar basis, on terms substantially consistent with the terms of the Exchange Second-Out Notes, other than in respect of pricing and maturity, which pricing and maturity of the AHG 4.125% First-Out Notes and AHG 5.125% First-Out Notes will remain the same as the respective pricing and maturity of the Existing Secured Notes and 5.125% Senior Unsecured Notes, respectively, so exchanged except that the AHG First-Out Notes will include a special call feature permitting STG to repurchase the AHG 4.125% First-Out Notes at a price of 84% of the principal amount thereof and the AHG 5.125% First-Out Notes at a price of 97% of the principal amount thereof. The note exchanges in clause (b) above are referred to as the “AHG Existing Secured Notes Exchange” and the “AHG 5.125% Senior Unsecured Notes Exchange,” and together, the “AHG Notes Exchange”.

•	Private Offering of New Second Lien Notes. At its election, STG may issue up to $50 million aggregate principal amount of New Second Lien Notes to one or more purchasers for cash.

The net proceeds from the incurrence of Other First-Out First Lien Debt or borrowings under the First-Out Term Loan Facility STG elects to borrow (if any), the net proceeds of any issuance of New Second Lien Notes for cash, and cash and/or draws under the Existing Revolving Credit Facility or the First-Out Revolving Credit Facility will be used to repay all of the outstanding $1,175 million of aggregate principal amount outstanding under our term loans B-2, to consummate the AHG Notes Repurchase (unless STG elects to effect the AHG Notes Exchange), and to pay related fees and expenses related to the Transactions.

The closing of the Transactions is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing definitive documents consistent with the TSA, receipt of the requisite consents from lenders under the Existing Credit Agreement and holders of Existing Secured Notes, and satisfaction or waiver of the conditions described in the TSA.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement distributed to the relevant holders of securities.

Pillsbury Winthrop Shaw Pittman LLP and Fried Frank Harris Shriver & Jacobson LLP are serving as legal advisors to the Company and STG, and J.P. Morgan acted as exclusive advisor to Sinclair in connection with structuring and negotiating the transactions, with Simpson Thacher & Bartlett LLP acting as its counsel. Milbank LLP is serving as legal advisor to the Consenting Creditors, including the new money lenders providing the First-Out Term Loan Facility, and Perella Weinberg Partners LP is serving as financial advisor to the Consenting Creditors.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the TSA, the ability to negotiate and reach agreement on definitive documentation relating to the Transactions, the ability to satisfy closing conditions to the completion of the Transactions; the Company’s ability to achieve the anticipated benefits from the Transactions; other risks related to the completion of the Transactions and actions related thereto, the Company’s ability the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

###

Investor Contacts:

Christopher C. King, VP, Investor Relations

Billie-Jo McIntire, VP, Corporate Finance

(410) 568-1500

Media Contact:

Sinclair@5wpr.com

Category: Financial